Calculation of Filing Fee Tables
F-3
Wearable Devices Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, no par value per share	457(o)		$ 0.00	$ 0.00	0.000087	$ 0.00
Fees to be Paid	2	Equity	Warrants	Other	0		$ 0.00	0.000087	$ 0.00
Fees to be Paid	3	Equity	Units	Other	0		$ 0.00	0.000087	$ 0.00
Fees to be Paid	4	Other	Unallocated Universal Shelf	Other			$ 75,000,000.00	0.000087	$ 6,525.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 75,000,000.00		$ 6,525.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 1,996.22
			Net Fee Due:						$ 4,528.78
Offering Note
[1]	There are being registered under this registration statement, or this Registration Statement, such indeterminate number of securities as may be sold by Wearable Devices Ltd., or the Registrant, from time to time, which collectively shall have an aggregate initial offering price not to exceed $75,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, no par value, of the Registrant, or the Ordinary Shares, being registered hereunder include such indeterminate number of Ordinary Shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions. Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Omitted pursuant to Rule 457(o) under the Securities Act.

[2]	There are being registered under this registration statement, or this Registration Statement, such indeterminate number of securities as may be sold by Wearable Devices Ltd., or the Registrant, from time to time, which collectively shall have an aggregate initial offering price not to exceed $75,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, no par value, of the Registrant, or the Ordinary Shares, being registered hereunder include such indeterminate number of Ordinary Shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions. Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Omitted pursuant to Rule 457(o) under the Securities Act.

[3]	There are being registered under this registration statement, or this Registration Statement, such indeterminate number of securities as may be sold by Wearable Devices Ltd., or the Registrant, from time to time, which collectively shall have an aggregate initial offering price not to exceed $75,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, no par value, of the Registrant, or the Ordinary Shares, being registered hereunder include such indeterminate number of Ordinary Shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions. Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Omitted pursuant to Rule 457(o) under the Securities Act.

[4]	Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $75,000,000.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Wearable Devices Ltd.	F-3	333-274841	10/03/2023		$ 1,996.22	Unallocated (Universal) Shelf	Ordinary Shares, Warrants and Units	13,524,515.7	$ 0.00
Fee Offset Sources		Wearable Devices Ltd.	F-3	333-274841		10/03/2023						$ 1,996.22
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 415(a)(6) under the Securities Act, the registrant hereby offsets the total registration fee due under this registration statement by $1,996.22 (calculated at the fee rate in effect at the date of the Registrant's prior registration statement, or the Prior Registration Statement), which represents the portion of the registration fee previously paid with respect to $13,524,515.70 of unsold securities previously registered under the Prior Registration Statement. In accordance with the Securities Act, the offering of the unsold securities on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date